UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF APPIPHANY TECHNOLOGIES HOLDINGS CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Appiphany Technologies Holdings Corp.

PO Box 21101 Orchard Park

Kelowna, British Columbia V1Y 9N8

INFORMATION STATEMENT

(Definitive)

December 1, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Appiphany Technologies Holdings Corp.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Appiphany Technologies Holdings Corp., a Nevada corporation (the “Company“), to notify the Stockholders that on October 24, 2014, the Company received approval from the Board of Directors of the Company (the “Board”) and a written consent in lieu of a meeting (the “Written Consent”) from a certain holder of the Company’s common stock, par value $0.001 per share (“Common Stock”). One holder of Common Stock (the “Majority Stockholder”) submitted the Written Consent. The Majority Stockholder holds 75,000,000 shares of Common Stock, which, as of October 24, 2014, was approximately 51.88% of all issued and outstanding Common Stock of the Company. The Majority Stockholder authorized the Company, at the discretion of the Board of Directors, to take the following actions:

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To increase the number of authorized shares of Common Stock, par value $0.001 from two hundred fifty million (250,000,000) to one billion (1,000,000,000) (the “Authorized Increase”); and

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To perform a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of one post-split share per two hundred pre-split shares (the “Reverse Stock Split”); and

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To give the Board of Directors the power and authority to create and designate the rights and preferences of a series or multiple series of preferred stock (the “Blank Check Preferred”).

On October 24, 2014, the Board approved these actions and recommended to the majority stockholder that he approve them. On October 24, 2014, the Majority Stockholder approved the Authorized Increase, the Reverse Stock Split, and the Blank Check Preferred (collectively the “Actions”) by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes (“NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of these Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about December 1, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about December 1, 2014. This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of Appiphany Technologies Holdings Corp. (the “Company,” “we,” “our,” or “us“) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Common Stock

As of October 24, 2014, there were issued and outstanding 144,560,733 shares of Common Stock. Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 72,280,367 votes, is required to approve the Authorized Increase, the Reverse Stock Split, and the Blank Check Preferred by written consent. The Majority Stockholder, which holds 75,000,000 shares of Common Stock (approximately 51.88% of the total class of Common Stock), has voted in favor of the Actions, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock, the total number of shares that the Majority Stockholder voted in favor of the Actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Common Stock that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Actions
Rob Sargent	75,000,000	75,000,000	51.88%
Total	75,000,000	75,000,000	51.88%

ACTION TO BE TAKEN

The Actions will become effective on the date that we file Certificates of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Nevada. We intend to file the Amendments with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The number of authorized shares of our Common Stock will be increased from two hundred fifty million (250,000,000) shares to one billion (1,000,000,000) shares. The Board of Directors believes the Authorized Increase is necessary and advisable in order to maintain our financing and capital raising ability.

The purpose of the Authorized Increase is to increase the number of shares of our Common Stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our stockholders to issue shares of common stock.

The Authorized Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect our existing stockholders if additional shares are issued.

We are not increasing our authorized shares of Common Stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional common shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s Common Stock and at an exchange ratio of 1 post-split share for 200 pre-split shares (1:200). As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The Board believes the Reverse Stock Split is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability. Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations.

Upon effectiveness of the Reverse Stock Split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from approximately 144,560,733 shares (assuming this number of shares, outstanding and issuable as of the date of this Information Statement, are outstanding immediately prior thereto) to approximately 722,804 shares of Common Stock, and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

The Reverse Stock Split will have the result of creating newly authorized shares of common stock. This increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions, which would make a change in control of the Company more difficult, and therefore less likely. Management’s use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional shares of common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional shares of common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding common stock, assuming that (i) there are 144,560,733 shares of Common Stock outstanding immediately prior to the Reverse Stock Split, (ii) that the Board executes a reverse stock split ratio of 1:200, and (iii) our authorized shares of common stock is not reduced.

Reverse Stock Split Ratio	Type of Stock		Number of Shares
No Split	Common Stock	Authorized	250,000,000
		Issued and Outstanding	144,560,733
		Authorized but Unissued	105,439,267
1:200	Common Stock	Authorized	250,000,000
		Issued and Outstanding	722,804
		Authorized but Unissued	249,277,196

Reasons for the Reverse Stock Split

The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its shareholders.

Effects of the Reverse Stock Split

Upon the effectiveness of the Reverse Stock Split, each Common Stock shareholder will beneficially own a reduced number of shares of Common Stock. The Reverse Stock Split will affect all of the Company’s common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the shareholders owning a fractional share as described herein. The number of shareholders of record will also not be affected by the Reverse Stock Split.

BLANK CHECK PREFERRED

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance. The authorization of such “blank check” preferred stock permits our Board of Directors to authorize and issue preferred stock from time to time in one or more series without seeking further action or vote of our stockholders.

Effects of the Creation of Shares of Blank Check Preferred Stock

Subject to the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders. Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to what is in our best interests and the best interests of our stockholders. The Preferred Stock Amendment will give our Board of Directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the blank check preferred stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging preferred stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our common stock, and therefore would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board of Directors to issue such shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The Company has (i) no present plans or commitments for the issuance or use of the preferred stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the preferred stock in connection with a merger, share exchange or acquisition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of October 24, 2014, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of October 24, 2014, there were a total of 144,560,733 shares of Common Stock issued and outstanding and issuable.

The column titled “Percentage Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of October 24, 2014, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Appiphany Technologies Holdings Corp., PO Box 21101 Orchard Park, Kelowna, British Columbia V1Y 9N8.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned(1)	Percentage Owned(1)

Rob Sargent(2)	75,000,000	51.88%
All officers and directors as a group (1 person)	75,000,000	51.88%

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(1)

Applicable percentage of ownership is based on 144,560,733 shares of our Common Stock outstanding (as defined below) as of October 24, 2014. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of October 24, 2014, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

President, CEO, CFO, Secretary, Treasurer, Director

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)

Annual Report on Form 10-K for the fiscal year ended April 30, 2013;

(2)

Annual Report on Form 10-K for the fiscal year ended April 30, 2014;

You may request a copy of these filings, at no cost, by writing Appiphany Technologies Holdings Corp., at PO Box 21101 Orchard Park, Kelowna, British Columbia V1Y 9N8, or telephoning the Company at (205) 864-5377. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at PO Box 21101 Orchard Park, Kelowna, British Columbia V1Y 9N8, or telephoning the Company at (205) 864-5377.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Rob Sargent

Chief Executive Officer

Director

Dated: December 1, 2014